[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.9

AMENDED AND RESTATED SUPPLY AGREEMENT - US

BETWEEN

BIOVENTUS LLC

AND

Q-MED AB

December 9, 2016

AMENDED AND RESTATED SUPPLY AGREEMENT - US

This Amended and Restated Supply Agreement – US (together with all schedules and exhibits attached hereto, this “Agreement”) is entered into as of December 9, 2016 (the “Amendment Effective Date”), between Bioventus LLC, a limited liability company organized under the laws of Delaware (“Bioventus”), Q-Med AB, a limited liability company organized under the laws of the Kingdom of Sweden with corporate registration number 556258-6882 (“Q-Med”) and Nestlé Skin Health S.A., a corporation organized under the laws of Switzerland, as guarantor of Q-Med’s obligations hereunder (“Guarantor”). Each of (i) Q-Med and Guarantor, on the one hand, and (ii) Bioventus, on the other hand, shall be referred to herein as a “Party” and collectively as the “Parties.” This Agreement shall amend, supersede and replace the Current US Supply License Agreement (as defined below).

BACKGROUND:

On June 27, 2006 (the “Initial Effective Date”), Smith & Nephew, Inc. (“S&N”) and Q-Med entered into (i) that certain Supply Agreement (the “Original Supply Agreement”) and (ii) that certain License Agreement (the “Original License Agreement”) pursuant to which S&N was granted rights to sell certain products containing polymerized and cross-linked hyaluronic acid, including Q-Med’s DUROLANE® product and Q-Med agreed to supply S&N and its Affiliates and permitted Sublicensees (each as defined herein) with such products.

Pursuant to a Consent and Waiver Letter, dated December 31, 2011, from S&N to Q-Med (the “Consent Letter”), (i) certain terms of the Original Supply Agreement were amended (as so amended, the “Amended Supply Agreement”), (ii) certain terms of the Original License Agreement were amended (as so amended, the “Amended License Agreement”), and (iii) Q-Med consented to the assignment by S&N of its rights and obligations under the Amended License Agreement and the Amended Supply Agreement to Bioventus Limited, a limited liability company organized under the laws of Jersey (“Bioventus Limited”). Bioventus Limited assigned its rights under the Amended Supply Agreement with respect to Territory to Bioventus Coöperatief U.A., a limited liability company organized under the laws of the Netherlands (“Coöperatief”), to cover matters related to the worldwide territory excluding the United States.

Pursuant to an Amended and Restated Supply Agreement – Worldwide Excluding the US (ROW), dated December 31, 2013, Q-Med, Galderma S.A. (“GSA”) and Coöperatief further amended the Amended Supply Agreement to cover matters related to the [***] territory excluding the United States (the “Current ROW Supply Agreement”) and simultaneously entered into an amendment to the Amended Supply Agreement (the “Current [***] Supply Agreement”) and the Amended License Agreement (the “Current US License Agreement”), in each case to cover matters related the United States, while pursuant to an Amended and Restated License Agreement – Worldwide Excluding the US (ROW), dated December 31, 2013, Q-Med, GSA and Bioventus Limited further amended the Amended License Agreement to cover matters related to the worldwide territory excluding the United States (the “Current ROW License Agreement”).

Pursuant to a Nasha Trademark License dated November 16, 2015 (“Current Nasha License Agreement”), Q-Med and GSA licensed the NASHA trademark to Bioventus Limited to cover matters related to the worldwide territory excluding the United States.

Q-Med and Bioventus desire to further amend and restate the Current US Supply Agreement by entering into this Agreement and a Quality Agreement, and simultaneously entering into an amendment to the Current US License Agreement (“New US License Agreement”), to cover matters related the United States and a license agreement similar to the Current Nasha Trademark License to cover matters in the United States (“New Nasha Amended License Agreement”).

The Parties hereby agree as follows:

ARTICLE 1. DEFINITIONS

1.1

Definitions. For the purposes of this Agreement, unless otherwise defined in this Agreement, the following words and phrases shall have the following meanings and all other capitalized and undefined terms shall have the meanings set forth in the New US License Agreement:

“AAA” has the meaning set forth in Section 9.4.

“Agreement” has the meaning set forth in the Preamble.

“Amendment Effective Date” has the meaning set forth in the Preamble.

“Bioventus” has the meaning set forth in the Preamble.

“Bioventus Discretionary Changes” has the meaning set forth in Section 2.6(c).

“Breaching Party” has the meaning set forth in Section 6.3.

“Business Day” means any day between and including Monday through Friday; provided, that, with respect to any payment to be made or forecast or notice to be provided hereunder by a Party, if the date on which such payment, forecast or notice is due falls on a national bank holiday in the country in which the principal place of business of either Party (or, in the case of a payment, only the paying Party) is located, such payment or notice shall be due on the next day on which banks in such country(ies) are open for business and such forecast shall be due on the preceding day on which banks in such country(ies) are open for business.

“Capacity Shortage” has the meaning set forth in Section 2.7.

“Consent Letter” has the meaning set forth in the Background.

“Current Nasha License Agreement” has the meaning set forth in the Background.

“Current US License Agreement” has the meaning set forth in the Background.

“Current US Supply Agreement” has the meaning set forth in the Background.

“Delinquent Payment” has the meaning set forth in Section 3.3(b).

“FDCA” means the U.S. Federal Food, Drug and Cosmetic Act.

“Firm Order” means a written, irrevocable purchase order for the Licensed Product that shall include (a) the quantity of such Licensed Product ordered; and (b) a delivery schedule specifying the monthly delivery date for Licensed Product ordered and the shipment destination(s).

“Firm Order Maximum Quantities” has the meaning set forth in Section 2.2(a).

“Forecast” has the meaning set forth in Section 2.2(a).

“GMP” means Good Manufacturing Practices applicable to the Licensed Product that are promulgated or otherwise established by any Regulatory Authority, including those set forth in the FDA’s Quality System Regulations in 21 C.F.R. Part 820, and the European Council Directive concerning Medical Devices, 93/42/EEC.

“Guarantor” has the meaning set forth in the Preamble.

“Labeling” means all labels and other written, printed or graphic material upon any Licensed Product or any of its containers or wrappers accompanying such Licensed Product, including package leaflets, instructions for use and package inserts.

“Latent Defect” has the meaning set forth in Section 4.3.

“Laws and Rules” has the meaning set forth in Section 2.6(a).

“Legally Required Changes” has the meaning set forth in Section 2.6(a).

“Licensed Product Claims” has the meaning set forth in Section 4.6(a).

“Major Supply Default” has the meaning set forth in Section 6.2.

“Manufacture” and “Manufacturing” and other forms of such words means the manufacturing, processing, handling, packaging and quality control testing (including in-process, release and stability testing) of Licensed Product.

“Manufacturing License Actions” has the meaning set forth in Section 6.2.

“Manufacturing Licensee” has the meaning set forth in Section 6.2.

“Market Launch” means with regard to the Licensed Product, the date following Regulatory Approval (if applicable) on which the Licensed Product is first commercially sold by Bioventus in the United States to a Third Party.

“New Nasha Amended License Agreement” has the meaning set forth in the Background.

“Original License Agreement” has the meaning set forth in the Background.

“Original Supply Agreement” has the meaning set forth in the Background.

“Party” has the meaning set forth in the Preamble.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, joint venture or other entity or organization.

“Purchase Price” has the meaning set forth in Section 3.1.

“Purchasers” means Bioventus’ Affiliates and their permitted Sublicensees.

“Q-Med” has the meaning set forth in the Preamble.

“Q-Med Discretionary Changes” has the meaning set forth in Section 2.6(b).

“Q-Med Excluded Claims” has the meaning set forth in Section 4.6(a).

“Quality Agreement” means the Amended and Restated Quality Agreement – US, dated as of the date hereof, by and between Q-Med and Bioventus, and attached as Schedule A.

“Regulatory Submissions” has the meaning set forth in Section 2.5.

“S&N” has the meaning set forth in the Background.

“Specifications” means the specifications and the quality control testing procedures for Licensed Product that are set forth or referenced in Schedule B hereto, as amended from time to time in accordance with this Agreement. All Specifications shall be consistent with applicable Regulatory Approvals. The Parties agree that the Specifications constitute a list at the effective date of those documents that control the manufacture of the Licensed Product. The documents contained in the Specifications shall be updated and kept current by mutual written agreement, and in accordance with the provisions hereof during the Term.

“Terminating Party” has the meaning set forth in Section 6.3.

“Unit” means one (1) pre-filled syringe containing three (3) milliliters of Licensed Product or such other units of Licensed Product as the Parties shall designate and specify in the applicable Specifications.

“Visual Non-Conformity” has the meaning set forth in Section 4.2.

1.2	Interpretation.

(a)

Whenever any provision of this Agreement uses the term “including” (or “includes”), such term shall be deemed to mean “including without limitation” and “including but not limited to” (or “includes without limitations” and “includes but is not limited to”) regardless of whether the words “without limitation” or “but not limited to” actually follow the term “including” (or “includes”);

(b)

“Herein,” “hereby,” “hereunder,” “hereof,” and other equivalent words shall refer to this Agreement as an entirety and not solely to the particular portion of this Agreement in which any such word is used;

(c)	All definitions set forth herein shall be deemed applicable whether the words defined are used herein in the singular or the plural;

(d)	Unless otherwise provided, all references to Sections, Articles and Appendices are to Sections, Articles and Appendices of and to this Agreement;

(e)	All references to days, months, quarters, or years are references to calendar days, calendar months, calendar quarters, or calendar years; and

(f)

Any reference to any supranational, national, federal, state, local, or foreign statue or law shall be deemed to also refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

ARTICLE 2. SUPPLY OF LICENSED PRODUCT

2.1

Licensed Product to be Supplied. Subject to Bioventus’ rights set forth in Section 6.3 hereof, Bioventus shall, and shall cause Purchasers to, purchase from Q-Med, and Q-Med shall sell to Bioventus and the Purchasers, all of their requirements for the Licensed Product for sale in the Territory for use in only the Licensed Field. Bioventus shall, and agrees to cause the Purchasers to, purchase such Licensed Product from only Q-Med, and neither Bioventus nor any of the Purchasers shall purchase such Licensed Product from, directly or indirectly, any other Person. Licensed Product will be delivered to Bioventus in finished form for distribution to Bioventus customers and their distributees. The Licensed Product shall be labeled and packaged as initially specified by Bioventus, consistent with the labeling and packaging elements set forth in the Specifications, and consistent with Q-Med’s then current manufacturing set-up. Q-Med will use Commercially Reasonable Efforts to accommodate subsequent changes to the packaging of Licensed Products requested by Bioventus.

2.2	Forecasts.

(a)

Forecasts and Orders. Commencing prior to, but no later than [***] months before, Market Launch, and thereafter on or before the last Business Day of each month, Bioventus shall provide a forecast of its and the Purchasers’ estimated monthly requirements of Licensed Product for the [***] month period beginning with the following month (a “Forecast”). Such beginning month of each Forecast shall be referred to below as “Month 1” and each subsequent month shall be numbered sequentially. The initial Forecast shall be accompanied by Firm Orders for the quantity of Licensed Product set forth in Months 1, 2 and 3 of such Forecast. The quantities of Licensed Product set forth in Months 4, 5 and 6 of each Forecast after the initial Forecast shall be for a quantity of Licensed Product that is at least [***] percent ([***]%), but not more than [***] percent ([***]%) (“Firm Order Maximum Quantities”), of the quantities of Licensed Product for months 4, 5 and 6, respectively, in the immediately prior Forecast. The Forecast will also include the quantities of Licensed Product forecasted for each month after Month 6 up to and including Month 24 of the Forecast, which shall all constitute good faith non-binding guidance estimates. For example, (i) the Forecast submitted on or before 31 December 2018 shall cover the period from 1 January 2019 through 31 December 2020, (ii) the quantities of Licensed Product set forth in such Forecast for January 2019, February 2019 and March 2019 shall be Firm Orders, and (iii) the quantities of Licensed Product set forth for April 2019, May 2019 and June 2019 shall be at least [***] percent ([***]%), and not more than [***] percent ([***]%), of such quantities for such month set forth in the previous Forecast (unless this is the initial Forecast).

(b)

Q-Med shall satisfy all Firm Orders in conformance with the quantity, delivery, timing and other requirements of each Firm Order and in accordance with the terms of this Agreement; provided that, with respect to any Firm Order, delivery of any quantity that is within [***]% and [***]% of such Firm Order and within [***] ([***]) Business Days of the date set forth in the Firm Order shall be deemed to be in compliance with the terms hereof. Q-Med shall use Commercially Reasonable Efforts to procure or be able to procure sufficient raw materials to enable it to meet Firm Order Maximum Quantities.

(c)

Failure to Purchase. If Bioventus does not provide Firm Orders for Month 4 or Month 5 that are equal to at least [***] percent ([***]%) of the quantities of Licensed Product set forth in the most recent Forecast for such months, Q-Med may nonetheless ship, and Bioventus shall pay for, up to [***] percent ([***]%) of such quantities of Licensed Product, taking into account any Firm Orders actually placed by Bioventus for such months.

(d)

Q-Med’s Obligations. Q-Med shall not be obligated to supply any ordered quantities of Licensed Product for Firm Orders that exceed the [***] percent ([***]%) limits set forth in Section 2.2(a), but Q-Med shall use Commercially Reasonable Efforts to supply such excess quantities within the limitations of its available production capacity and lead times.

(e)	Order Limitations. The aggregate minimum order size for each Firm Order shall be [***] Units.

2.3

Major Forecast Changes. In the event that Bioventus’ orders a number of Units for any [***] month period in excess of twice the number of Units initially forecasted for such [***] month period, Q-Med shall not be responsible for (and shall have no liability, including pursuant to Section 6.2, with respect to) the failure to provide any Units in excess [***]% of such initial forecast unless Bioventus has provided Q-Med with written notice of such volume at least [***] months before the beginning of such 12 month period.

2.4

Subcontractors. Q-Med shall have the right in connection with its obligations hereunder to contract, in whole or in part, with its Affiliates or one or more Third Parties for the Manufacture and supply of the Licensed Product to Bioventus; provided, that: (i) Q-Med shall cause such contractor to comply fully with the terms and conditions set forth in this Agreement with respect to the Manufacture and supply of the Licensed Product; and (ii) Q-Med shall remain fully responsible for the Manufacture and supply of the Licensed Product to Bioventus. Q-Med shall bear the costs and expense of any required Regulatory Approvals due to the contracting with any Affiliate or Third Party for the Manufacture and supply of the Licensed Product. The foregoing shall not affect, apply to, prevent or otherwise limit Q-Med’s right to select and employ Third Party suppliers and subcontractors to provide ingredients, components, parts, and processing activities to aid Q-Med’s manufacturing process.

2.5

Right of Access to Regulatory Submissions. To the extent Q-Med maintains device master files for the Licensed Product or other regulatory submissions of Manufacturing information which may be relevant to the Licensed Product (collectively, “Regulatory Submissions”), Q-Med grants Bioventus the right to cross-reference such Regulatory Submissions for the purpose of obtaining Regulatory Approvals in accordance with all applicable legal requirements and Q-Med shall provide appropriate letters of access to the applicable Regulatory Authorities in the Territory.

2.6

Changes. The Parties shall have the right to request and make changes to the Licensed Product subject to the provisions of this Section 2.6. Q-Med is the design history file and device master record owner for the Licensed Product. Changes to the Licensed Product will be managed under Q-Med’s design control and/or change control processes as set forth in the Quality Agreement. Bioventus is the holder of Regulatory Approvals for the Licensed Product as described in Article 4 of the New US License Agreement. Approval for changes to the Licensed Product will be managed under Bioventus’ Regulatory Approvals processes. With respect to any changes to the Licensed Product (regardless of whether it is a Legally Required Change, a Q-Med Discretionary Change or a Bioventus Discretionary Change), Q-Med shall provide Bioventus with reasonable prior written notice of any proposed change to the Specifications or Manufacturing of the Licensed Product.

(a)

Legally Required Changes. Both Parties may initiate changes (“Legally Required Changes”) in the Specifications, Manufacturing and other changes necessary for the Licensed Product to comply with applicable laws, rules, and regulations, including GMPs, QSRs and the requirements of Regulatory Authorities in the Territory (collectively, “Laws and Rules”). Both Parties shall work together to update the necessary Specifications and other related design control documentation. Q-Med will conduct or have conducted the required design control and/or change control activities. Bioventus will review the output and be responsible for acceptability of the final documentation and will make the relevant filings with the applicable Regulatory Authorities. Any costs for Legally Required Changes, including but not limited to costs for work performed by Q-Med employees, external consultants, translations, and Regulatory Authority filing fees associated with any such filings, shall be borne by [***].

(b)

Q-Med Discretionary Changes. Q-Med may initiate and make Manufacturing changes which are not Legally Required Changes (“Q-Med Discretionary Changes”). Q-Med shall notify Bioventus in writing of any desired Q-Med Discretionary Change at least [***] ([***]) months prior to the date Q-Med wishes to implement it. To the extent that any Q-Med Discretionary Change requires Regulatory Approval, Bioventus shall, at Q-Med’s cost and expense, use Commercially Reasonable Efforts to take all actions reasonably requested by Q-Med in connection therewith including, without limitation, making Regulatory Filings. Bioventus shall not be financially responsible for any costs or expenses associated with Q-Med Discretionary Changes (for clarity, including any costs or expenses substantially related to changes requested by Q-Med for compliance with laws and rules for products other than the Licensed Product, costs for work performed by external consultants, translations, and Regulatory Authority filing fees associated with such filings) or for any increases in the Purchase Price of the Licensed Product. Q-Med shall reimburse Bioventus for all of the costs it incurs in seeking such Regulatory Approvals, which costs shall include reasonable costs of labor, Regulatory Authority filing fees, consulting fees, and other out of pocket costs of Bioventus. Q-Med shall not implement any Q-Med Discretionary Change requiring Regulatory Approval before such Regulatory Approval is obtained.

(c)

Bioventus Discretionary Changes. Bioventus may initiate and make Manufacturing changes which are not Legally Required Changes (“Bioventus Discretionary Changes”). Q-Med agrees to implement such changes provided that they are commercially reasonable for Q-Med, and provided further that Bioventus shall be financially responsible for all of the costs of such changes as described in Section 3.2(a) of this Agreement. In the event that Q-Med believes in good faith that a requested Bioventus Discretionary Change is not commercially reasonable, it shall provide Bioventus with the reasons therefor and supporting documentation in connection therewith, and the Parties shall explore in good faith alternative changes that would be commercially reasonable for Q-Med.

(d)	Changes to Specifications. Notwithstanding anything in this Section 2.6, and for the avoidance of doubt, any changes to the Specifications must be mutually agreed to by Q-Med and Bioventus.

2.7

Secure Manufacturing Source. Q-Med shall use its Commercially Reasonable Efforts to maintain capacity or inventory sufficient to meet Bioventus’ requirements of Licensed Product as indicated in the Forecasts. At the written request of either Party, appropriate personnel from each Party will meet and discuss their then current views on the markets and demand for Licensed Product, current and planned marketing plans and initiatives and other matters pertaining to capacity and inventory planning that such Party may reasonably wish to discuss. If at any time Q-Med reasonably believes that it may not have sufficient capacity or inventory to fulfill the requirements so forecasted by Bioventus (a “Capacity Shortage”), whether due to insufficient manufacturing capacity or otherwise (including any of the reasons described in Section 9.2), Q-Med shall promptly notify Bioventus. If Q-Med has a plan of action with respect to such Capacity Shortage when it delivers such notice, Q-Med shall provide Bioventus with a written outline of such plan and its reasonably supported conclusions relating thereto. Q-Med may take prompt action with respect to such plan or, if Q-Med desires, Q-Med may promptly convene a meeting between Bioventus and Q-Med to discuss such plan. If Q-Med has not developed a plan of action at the time of its notice to Bioventus of the Capacity Shortage, Q-Med shall promptly convene a meeting between Bioventus and Q-Med to develop in mutual consultation a commercially reasonable course of action with respect to such Capacity Shortage. As soon as practicable after such meeting, Q-Med shall use Commercially Reasonable Efforts to carry out such mutually determined plan of action. If such plan of action includes the use of a Third Party contract manufacturer, Q-Med shall use Commercially Reasonable Efforts to contract with a Third Party to Manufacture such Licensed Product and supply the Purchasers. Q-Med shall in good faith negotiate the grant to such Third Party of license to so Manufacture such Licensed Product on the terms set forth in Schedule 6.2 and provide such other assistance as may be required to enable such Third Party to validate a manufacturing facility and commence the Manufacture of such Licensed Product in accordance with the applicable Specifications and GMP. Upon resumption of sufficient capacity at Q-Med’s facilities to fulfill Bioventus’ orders, Q-Med shall, subject to the terms and conditions of that Third Party license, resume the Manufacture and supply of orders in accordance with the terms set forth in Section 2.2.

2.8	Guaranty. Guarantor hereby unconditionally and irrevocably guarantees to Bioventus the performance in full of Q-Med’s obligations under this Agreement.

ARTICLE 3. CONSIDERATION

3.1	Pricing.

(a)	Price. The purchase price of the Licensed Product shall be SEK [***] per [***] Unit of Licensed Product.

(b)

Price Adjustments. The purchase price of the Licensed Product shall not increase for the first [***] ([***]) years following Regulatory Approval in the United States. Adjustments to the purchase price thereafter shall be made in accordance with Section 3.2 hereof, and increases or decreases shall not be made more than [***] every year unless there is a Legally Required Change, and then in such case, not more than [***] every [***] ([***]) months and only in accordance with Section 3.2 hereof.

(c)

Samples. The purchase price for Licensed Products that are used as samples shall be SEK [***] per Unit. The amount of such samples purchased by Bioventus in the initial Royalty Year shall not exceed [***] percent ([***]%) of the total Units purchased for the initial Royalty Year, and for any subsequent Royalty Year shall not exceed [***] percent ([***]%) of the total Units purchased for such Royalty Year. This Section 3.1(c) shall be of no further force and effect upon the license granted to Bioventus in Section 2.1 of the New US License Agreement being converted to a non-exclusive license in accordance with the terms thereof.

(d)	Each such price, as adjusted as provided above or in Section 3.2, shall be referred to as the “Purchase Price”.

3.2	Bases for Purchase Price Adjustments. Adjustments to the Purchase Price for each Licensed Product as contemplated in Section 3.1(b) hereof may be based upon:

(a)	changes in costs of the Licensed Product as a result of Bioventus Discretionary Changes;

(b)	changes in manufacturing costs or market conditions; and

(c)	changes in costs of the Licensed Product as a result of Legally Required Changes, as described in Section 2.6(a).

If either Party desires to propose a Purchase Price adjustment, it shall provide the other Party with at least [***] ([***]) days’ notice, accompanied by written documentation demonstrating such cost changes and explaining the reasons therefor. If the Parties are unable to agree on a purchase price adjustment for a Licensed Product, the Chief Executive Officers of each of the Parties will meet to discuss the proposed purchase price adjustment in good faith.

3.3	Payment Obligations.

(a)	Invoices for the Purchase Price shall be issued upon shipment and shall be payable in SEK within [***] ([***]) days thereafter.

(b)

All payments shall be made by wire transfer to an account designated in writing by Q-Med at least [***] Business Days prior to the date such payment is due or as specified in such invoice. Any required payment hereunder not made by Bioventus on or before the date specified in this Section 3.3 shall bear interest from the date such payment is due until the date it is actually received by Q-Med at an annual rate equal to the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect on the date such payment is due at its principal office in New York City, plus [***] percent ([***]%) (or the highest rate permitted by law, if lower). Notwithstanding the foregoing, if at any time Bioventus has failed to make a payment in full when due (a “Delinquent Payment”) and the aggregate amount of such Delinquent Payment exceeds [***] percent ([***]%) of the value of the most recently placed Firm Order, Q-Med shall automatically be entitled to pre-payment for all subsequent deliveries until such Delinquent Payment has been paid in full with interest from and including the date such Delinquent Payment was due (such interest to be determined in accordance with the immediately preceding sentence) but excluding the date of payment.

(c)

The payments pursuant to this Article 3 are exclusive of all taxes and shall be made without deductions for taxes, assessments, fees or charges of any kind. If Bioventus is required by law to withhold any tax to the tax or revenue authorities in any country regarding any payments or royalties, such amount shall be deducted from the amounts to be paid by Bioventus, and Bioventus shall notify Q-Med and promptly furnish Q-Med with copies of any tax certificate or other documentation evidencing such withholding. Each Party agrees to cooperate with the other Party in claiming exemptions from or collecting such deductions or withholdings under any agreement or treaty from time to time in effect. All payments to Q-Med shall be made by Bioventus from the United States.

ARTICLE 4. DELIVERY AND WARRANTY

4.1	Purchases, Shipments and Delivery.

(a)

Delivery Terms. Q-Med shall deliver the Licensed Product FCA (INCOTERMS 2010) Q-Med facility – [***] or such other facility as permitted under this Agreement, and Q-Med shall, on behalf of Bioventus and at Bioventus’ expense, make such arrangements for shipping and export as may be instructed by Bioventus. Q-Med shall not be required to ship the Licensed Product to more than [***] ([***]) destinations. Q-Med shall so deliver the Licensed Product with a shelf life of at least [***]% of total shelf life.

(b)

Orders. Q-Med’s sales of Licensed Product shall be subject to the terms and limitations of this Agreement and not to any Bioventus purchase order, Q-Med order acknowledgement or other document not effectively amending this Agreement, except insofar as such order or other document establishes: (i) the quantity of Licensed Product sold; (ii) the delivery date of Licensed Product; or (iii) the destination of shipment of Licensed Product. Any additional, inconsistent or different terms and conditions contained in such other documents are hereby expressly rejected.

(c)

Packing List. Q-Med shall include a packing list in each shipment of Licensed Product which shall provide the following information: (i) Bioventus purchase order number, (ii) quantity, (iii) Q-Med lot number, (iv) commercial invoice; and (v) any other legally required documentation. An electronic copy of this information shall be provided as an advance shipping notice upon delivery for shipment.

4.2

Licensed Product Acceptance. Bioventus shall be entitled to reject all or any portion of a shipment of Licensed Product within [***] ([***]) Business Days of Bioventus’ receipt of such shipment of Licensed Product based solely on obvious physical, packaging or Labeling damage or defect that would be evident upon visual inspection of the packaged Licensed Product and discoverable without affecting the integrity of the Licensed Product packaging, as shipped by Q-Med (unless such obvious physical, packaging or Labeling damage or defect was attributable to an act or omission of Bioventus or any of its Affiliates or any carrier after delivery by Q-Med in accordance with Section 4.1(a) (a “Visual Non-Conformity”)). If Bioventus does not provide notice within such time period, then Bioventus shall be deemed to have accepted such Licensed Product and waived its right to reject the shipment based upon a Visual Non-Conformity. Bioventus shall provide Q-Med with written notice of any such rejection within the period set forth above together with a reasonably detailed statement to support any such rejection. Q-Med shall notify Bioventus as promptly as reasonably possible, but in any event within [***] ([***]) Business Days after receipt of such written notice, whether it agrees with Bioventus’ assertions with respect thereto. If Q-Med agrees with such assertions, all such rejected Licensed Product shall be returned to Q-Med together with the notice of rejection, a copy of the delivery receipt and the reasonably detailed statement of Bioventus’ reasons for rejection and Q-Med shall replace such Licensed Product and shall reimburse Bioventus for the cost of shipping (including insurance). If Q-Med does not agree with Bioventus’ assertions and Bioventus does not accept Q-Med’s determination, then the Parties shall refer the dispute to a mutually acceptable independent testing laboratory for final resolution. If such independent laboratory affirms Bioventus’ finding of a Visual Non-Conformity, Q-Med shall promptly supply Bioventus with the same quantity of such Licensed Product so found to be non-conforming. The cost of such independent laboratory shall be borne by the Party whose findings are contrary to the findings of such independent laboratory. While any dispute regarding nonconformity of Licensed Product is pending, Q-Med, using its Commercially Reasonable Efforts, shall replace any shipment or portion of a shipment under dispute, and Bioventus shall pay the applicable Purchase Price, subject to a credit if such dispute is resolved in Bioventus’ favor.

4.3

Latent Defects. The Parties acknowledge that it is possible for Licensed Product to have defects that are not discoverable upon the visible inspection of the packaged Licensed Product (referred to herein as a “Latent Defect”). Latent Defects may include, by way of illustration and not definition or limitation, defects not present in preshipment samples, loss of stability or other manufacturing defects. Q-Med is responsible for all Latent Defects to the extent expressly provided for in this Agreement.

4.4	Warranties.

(a)

Licensed Product Warranty. Q-Med warrants to Bioventus that it will deliver Purchasers good title to the Licensed Product free and clear of any liens, claims, charges or encumbrances. Q-Med further represents and warrants to Bioventus that Licensed Product when delivered in accordance with Section 4.1: (i) shall be Manufactured in accordance and conformity with the then applicable Specifications, (ii) shall not be adulterated or misbranded as defined in the FDCA (except to the extent arising out of Labeling provided or specified by Bioventus or marketing, promotional or sales practices by any of the Purchasers) and (iii) shall be Manufactured in compliance with GMP.

(b)

Remedy. Provided that Q-Med receives, within [***] ([***]) months after delivery, prompt written notice of a nonconformity with its foregoing warranties, Q-Med, at its option and expense, will furnish Bioventus a credit, refund or replacement of such nonconforming Licensed Product.

(c)	Exclusions. Q-Med’s warranties do not apply to the extent any breach thereof arises out of any defect in a device provided or specified by Bioventus.

(d)

THE FOREGOING WARRANTIES BY Q-MED ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES OF QUALITY AND PERFORMANCE, WRITTEN, ORAL OR IMPLIED, AND ALL OTHER WARRANTIES INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE ARE HEREBY DISCLAIMED BY Q-MED, ITS AFFILIATES AND THEIR SUBCONTRACTORS.

(e)

Exclusive Remedies. Correction of nonconformities in the manner and for the period of time provided above shall be Bioventus’ exclusive remedy and shall constitute fulfillment of all liabilities of Q-Med, its Affiliates and their subcontractors (including any liability for direct, indirect, special, incidental or consequential damages), whether in warranty, contract, negligence, tort, strict liability, or otherwise, with respect to any nonconformance of or defect or deficiency in the Licensed Product, except to the extent provided in Section 4.6 below.

4.5

Legal Compliance. In the Manufacture of the Licensed Product, Q-Med shall comply in all material respects with all applicable Laws and Rules, including those relating to the environment, health and safety. Following delivery of the Licensed Product, Bioventus shall comply in all material respects with all applicable Laws and Rules, including those relating to the environment, health and safety, and with all applicable GMP and customary industry practices relating to handling, storage and distribution.

4.6	Indemnity.

(a)

In addition to the indemnification provided for in Section 10.2 of the New US License Agreement and subject to the terms set forth in Section 4.6(b) below, Q-Med shall indemnify, defend and hold harmless the Bioventus Indemnified Parties from and against any and all liability, claims, damage, or loss (including reasonable attorneys’ and expert fees and expenses) arising out of or in connection with Third Party claims made or legal proceedings instituted against the Bioventus Indemnified Parties for bodily injuries, including death, or tangible property damage suffered or incurred by a patient to the extent caused by (i) the negligence of Q-Med in the development or manufacture of a Licensed Product, (ii) a design defect in the Licensed Product, (iii) a breach of the warranty set forth in Section 4.4 (“Licensed Product Claims”), or (iv) breach of the Quality Agreement; provided, that Q-Med shall not be so liable to the extent any Licensed Product Claims result from a Licensed Product that following delivery to Bioventus in accordance with Section 4.1: (x) is not handled, stored, used and otherwise managed in accordance with the Labeling (including uses indicated in the Labeling approved by the applicable Regulatory Authority) or clinical protocols, as applicable; (y) was used after expiration of the Licensed Product’s labeled shelf life; or (z) has been modified or combined in any way with any other products in a manner not permitted or recommended by the Labeling for such Licensed Product (“Q-Med Excluded Claims”); provided, further, Q-Med shall not be obligated under this Section 4.6, and Q-Med Excluded Claims shall be deemed to include, any Licensed Product Claims arising out of: (yy) the injection or other use of needles, syringes or other delivery devices to administer a Licensed Product, including claims of pain, swelling and redness from the use of such needles, or (zz) known adverse effects listed on the Licensed Product Labeling.

(b)

Each Party’s indemnification obligation under Section 4.6 shall be subject to the same procedure and other rights set forth in Section 10.4 of the New US License Agreement. The exercise by a Party of its right to control the defense and settlement of a claim or action pursuant to Section 10.4 of the New US License Agreement shall not constitute a waiver of any limitation on indemnification set forth in this Section 4.6 or the right of Q-Med to reimbursement for any expense (including reasonable attorneys’ and expert fees and costs) incurred in defending claims made or legal proceedings instituted against the Bioventus Indemnified Parties that are not covered by Section 4.6(a). In seeking indemnification pursuant to Section 4.6(a), the Bioventus Indemnified Parties shall, in addition to complying with the procedures in Section 10.4 of the New US License Agreement, provide with the written notice to Q-Med required under Section 10.4 of the New US License Agreement all information pertinent to such claims or proceedings, including all available information covered by Section 4.7, patient medical records, statements, reports, and demands, subject to compliance with applicable Laws and Rules relating to the privacy of patient records.

(c)

Q-Med’s liability in respect of Licensed Product Claim indemnity obligation under Section 4.6(a)(iii) does not extend to Licensed Product Claims arising out of the labeling, the marketing or sales practices of Bioventus or other matters for which Bioventus is responsible under Section 10.2 of the New US License Agreement. For the avoidance of doubt, nothing contained herein shall limit the rights and obligations set forth in Section 4.4(b) hereof.

(d)

Bioventus shall implement all reasonable safety measures, including new or modified warnings or instructions to patients or health care professionals, recommended in writing by Q-Med regarding the Licensed Product. Q-Med shall not have any liability under Section 4.6 for Licensed Product Claims resulting from or arising out of Bioventus’ breach of this section.

(e)

Bioventus shall indemnify, defend and hold harmless the Q-Med Indemnified Parties from and against any and all liability, claims, damage, or loss (including reasonable attorneys’ and expert fees and expenses) arising out of or in connection with Third-Party claims made or legal proceedings instituted against the Q-Med Indemnified Parties for bodily injuries, including death, or tangible property damage suffered or incurred by a patient to the extent resulting from any Bioventus Discretionary Change or Q-Med Excluded Claim.

(f)

Q-Med shall indemnify, defend and hold harmless the Bioventus Indemnified Parties from and against any and all liability, claims, damage, or loss (including reasonable attorneys’ and expert fees and expenses) arising out of or in connection with Third Party claims made or legal proceedings instituted against the Bioventus Indemnified Parties for bodily injuries, including death, or tangible property damage suffered or incurred by a patient to the extent resulting from any Q-Med Discretionary Change.

4.7

Licensed Product Complaints. Bioventus shall cooperate with Q-Med in investigating and resolving customer complaints concerning the Licensed Product, including, to the extent practicable and feasible, obtaining relevant medical records, interviewing the administering physician and obtaining such other information as is necessary to a full understanding of the patient’s complaint, subject to compliance with applicable laws relating to the privacy of patient records. Among other things, the Parties shall promptly establish and implement a system for exchange of complaint and adverse event information between the Parties sufficient to allow each Party to comply with its respective indemnification obligations hereunder and under the New US License Agreement and adverse event reporting obligations, which shall include appropriate provisions for recording worldwide customer complaints relating to Licensed Product and prompt notice to the other Party of significant and/or potentially reportable adverse events. Bioventus shall cooperate fully with Q-Med in dealing with product complaints concerning the Licensed Product and shall take such action to promptly resolve such complaints as may be reasonably requested by Q-Med. Bioventus shall provide accurate and timely information to Q-Med about all complaints and adverse events, and shall otherwise cooperatively undertake investigations and provide information and analysis as reasonably requested by Q-Med. Bioventus shall provide appropriate medical advisory support to patients and physicians concerning the use of the Licensed Product and responding to product complaints and adverse events.

ARTICLE 5. REPRESENTATIONS AND WARRANTIES

5.1	Representations. Each Party hereby represents and warrants that:

(a)

It is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and to perform its obligation hereunder.

(b)

Its execution, delivery and performance of this Agreement have been duly authorized by it and this Agreement will be, upon its execution and delivery, a valid and binding legal obligation of it, enforceable in accordance with its terms.

(c)

The execution, delivery and performance of this Agreement does not and will not (i) violate, conflict with or result in the breach of any provision of its corporate charter or by-laws (or similar organizational documents), (ii) violate or conflict with any law or governmental order applicable to it or its assets, properties or businesses, or (iii) conflict with, result in a breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any encumbrance on any of its outstanding shares of capital stock or any of its assets or properties pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which it is a party or by which any of its shares of capital stock or any of its assets or properties is bound or affected.

(d)

Other than as expressly stated in this Agreement, no permit, approval, authorization or consent of any Person is required in connection with the execution, delivery and performance by it of this Agreement or the consummation of the transactions contemplated hereby.

5.2	Additional Representations by Q-Med. Q-Med further represents, warrants and covenants, as of the Amendment Effective Date, that:

(a)

Q-Med has the legal power to extend the rights granted to Bioventus under this Agreement and that it has not made, and throughout the term of this Agreement will not make, any commitments to others inconsistent with such rights.

(b)

Q-Med has received no notice from any governmental authority to the effect that it has not materially complied with or is not now in material compliance with material Laws and Rules relating to the Manufacture of the Licensed Product.

(c)

There are no claims, actions, suits or other proceedings pending, or to the knowledge of Q-Med, threatened which, would reasonably be expected to materially and adversely affect the ability of Q-Med to perform its obligations hereunder.

(d)

Q-Med has not filed for bankruptcy, is not insolvent, has not proposed a compromise or arrangement to its creditors generally, has not had any petition or a receiving order in bankruptcy filed against it, has not made a voluntary assignment in bankruptcy, has not taken any proceeding with respect to a compromise of arrangement with its creditors, has not taken any proceeding to have it declared either bankrupt or liquidated, has not taken any proceeding to have a receiver appointed for any part of its assets, and has not had any execution, charging order, levy or distress warrant become enforceable or become levied upon any of its assets.

(e)	To the knowledge of Q-Med, there have been no claims or judicial proceedings concerning the Q-Med Manufacturing Technology and no such claims have been threatened.

5.3

NO OTHER REPRESENTATIONS OR WARRANTIES. EXCEPT AS EXPRESSLY PROVIDED IN SECTION 4.4 OR IN THE NEW US LICENSE AGREEMENT, Q-MED MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, EITHER AT LAW OR IN EQUITY, RELATED TO THE LICENSED PRODUCT, INCLUDING ANY REPRESENTATION OR WARRANTY AS TO VALUE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR FOR ORDINARY PURPOSES, OR ANY OTHER MATTER.

ARTICLE 6. TERM AND TERMINATION

6.1	Term. Unless earlier terminated in accordance with Section 6.2 or 6.3, this Agreement shall remain in force until (and including) the termination or expiration of the New US License Agreement.

6.2

Manufacturing License. For purposes of this Agreement, a “Major Supply Default” means a failure to supply at least [***] percent ([***]%) of the aggregate quantities of Licensed Product required under any Firm Orders in [***] ([***]) consecutive months and does not cure such shortfall by supplying such shortfall within the subsequent [***] ([***]) months. Upon the occurrence of a Major Supply Default, Bioventus shall be entitled to terminate the Agreement effective immediately upon written notice to Q-Med. In addition and without limiting the other rights, remedies and obligations set forth this Agreement, upon the occurrence of a Major Supply Default (regardless of whether Bioventus has terminated the Agreement in accordance with the foregoing), Q-Med shall do the following at its sole cost and expense (the “Manufacturing License Actions”):

(a)	assist Bioventus in identifying alternative suppliers for the Licensed Product;

(b)

upon Bioventus’ instruction, grant to Bioventus or to a Third Party reasonably acceptable to Bioventus (the “Manufacturing Licensee”) the right to Manufacture the Licensed Product on the following terms (the “Manufacturing License”): Q-Med shall grant an irrevocable, royalty-free, exclusive license under the Q-Med IP to manufacture the Licensed Product in the Licensed Field in the Territory, including the right to sublicense its license rights to Bioventus Affiliates and Third Party contract manufacturers. For clarity, at Bioventus’ option, the grant of the Manufacturing License may be accomplished by deeming that the license grant in Section 2.1 of the New US License Agreement is amended to include manufacturing.

(c)

promptly, but in any event within [***] days after the Manufacturing Licensee is engaged, provide Bioventus or the Manufacturing Licensee, as applicable, copies of all tangible embodiments of Q-Med Manufacturing Technology then being used by Q-Med or any of its Third Party contract manufacturers to Manufacture the applicable Licensed Product, including all analytical and process techniques, standard operating procedures and batch records. Q-Med shall also provide all reagents and analytical standards used to conduct such analytical methods conducted by Q-Med and which are not commercially available.

(d)

Q-Med shall further provide such technical assistance as may be reasonably required to enable Bioventus or a competent and experienced contract manufacturing organization to Manufacture the Licensed Product using the Q-Med Manufacturing Technology. All such services shall be provided at Q-Med’s expense, except for out-of-pocket travel costs.

(e)

assist with training and transfer of the information and technology necessary to Manufacture the Licensed Product, including access to key personnel with know-how regarding the Manufacture of the Licensed Product;

(f)

grant access to Q-Med’s manufacturing facility for a reasonable period of time, during regular business hours, as necessary to accomplish the transfer of the manufacturing of the Licensed Product to Bioventus or the Manufacturing Licensee, as quickly as possible; and

(g)

use Commercially Reasonable Efforts (including, as appropriate, assignment of agreements to Bioventus or the Manufacturing Licensee) to cause Q-Med’s raw material and component suppliers to supply such components and raw materials that are necessary for the Manufacture of the Licensed Product to be supplied directly to Bioventus or the Manufacturing Licensee, as applicable, to the same extent supplied to Q-Med for the manufacture of the Licensed Product prior to the Major Supply Default.

In the event a Manufacturing License is granted hereunder: (i) no additional compensation shall be payable to Q-Med with respect to the Manufacturing License other than the Variable Royalty otherwise payable under the New US License Agreement; (ii) the Variable Royalty payable under the New US License Agreement shall be reduced by the Purchase Price per Unit of Licensed Product sold; (iii) Bioventus’ obligation to pay the Variable Royalty under the New US License Agreement shall end on the [***] ([***]) year anniversary of the granting of the Manufacturing License, and thereafter the Manufacturing License shall be completely royalty free and paid up; (iv) Q-Med shall not be responsible for any Licensed Product Manufactured by or for Bioventus under such Manufacturing License, except pursuant to clause (ii) of Section 4.6(a) of the Agreement; and (v) Q-Med shall not be obligated to supply Licensed Product to Bioventus in any specified quantities after a Third Party contract manufacturer commences delivering Licensed Product to Bioventus. If Bioventus uses a Third Party contract manufacturer to Manufacturer any Licensed Product, then, upon the expiration or termination of the supply contract with such Third Party contract manufacturer, if Q-Med has resolved the issues that caused the Major Supply Default, Bioventus will provide Q-Med with a reasonable opportunity to negotiate mutually acceptable terms for Q-Med to be reinstated as the manufacturer of the associated Licensed Products (provided that Q-Med shall be responsible for Bioventus’ reasonable expenses related thereto). Nothing in Section 6.2 shall limit the remedies or rights of Bioventus in the event of a Major Supply Default and Bioventus’ rights under Section 6.2 shall be in addition to all other remedies available under this Agreement at law or in equity. The foregoing notwithstanding, in no event shall Q-Med be obligated to grant a Manufacturing License hereunder (i) if the Major Supply Default is caused by a Force Majeure that lasts less than [***] months or (ii) if at the time of the Major Supply Default the then current Minimum Sales Requirement is less than [***] Units.

6.3

Early Termination. If either Party (“Breaching Party”) commits a material breach of its obligations under this Agreement (other than a Major Supply Default, which termination right shall be governed by Section 6.2 hereof), the other Party (“Terminating Party”) may terminate this Agreement in accordance with the terms hereof. The Terminating Party shall provide written notice to the Breaching Party, which notice shall identify the material breach, the intent to so terminate and the actions or conduct that it considers would be an acceptable cure of such breach. The Breaching Party shall have a period of [***] ([***]) days (or, in respect of any payment default, [***] ([***]) days) after such written notice is provided to cure such breach. If such breach is not cured within such [***] ([***]) or [***] ([***]) day period, as applicable, the Agreement shall be terminated.

6.4	Effect of Termination or Expiration.

(a)

Upon termination of this Agreement pursuant to Section 6.3, Q-Med will furnish to Bioventus a complete inventory of all work-in-progress for the Manufacture of the Licensed Product and an inventory of all finished Licensed Product. Unless otherwise agreed to between the Parties, all stock on hand as of such termination will be dealt with promptly as provided in Section 12.6 of the New US License Agreement.

(b)

Upon termination of this Agreement pursuant to Section 6.3, each of Bioventus and Q-Med will immediately at its expense return to the other Party all proprietary and confidential documents, work papers and other material of the other Party and its Affiliates relating to the transactions contemplated hereby obtained from that other Party or its Affiliates pursuant to this Agreement, whether so obtained before or after the execution hereof, and all copies, extracts or other reproductions, in whole or in part thereof which may have been made by or on behalf of Bioventus or Q-Med or their respective representatives, as the case may be, and shall deliver to the other Party or destroy all notes or memorandum or other stored information of any kind containing, reflecting or derived from such documents, work papers and other material, except that Bioventus shall have the right to retain one archival copy, which may be retained by each Party’s outside counsel or in-house counsel, which copy retained by Bioventus may be used in connection with its compliance with applicable Laws and Rules. The return or destruction, as applicable, of such documents, work papers and other material (and all copies, extracts or other reproductions in whole or in part thereof) pursuant to this Section 6.4(b) shall be certified in writing by an authorized officer supervising the same. Notwithstanding such return or destruction, each Party will continue to be bound by its obligations of confidentiality under Article 8 herein. Each Party shall not use or disclose to any Person any information derived from such confidential and proprietary documents, work papers and other material of the other Party and shall be responsible for preventing the disclosure of any such information as provided in Article 8.

(c)

Upon termination of this Agreement, all obligations of the Parties hereunder shall terminate, except for Sections 4.5, 4.6, 6.4, 7.2 and Articles 8 and, to the extent requires to give effect to the foregoing, Articles 1 and 9; provided, that termination will not relieve a defaulting or breaching Party from any liability to the other Party hereto, including the obligation to pay invoiced amounts when due. Termination shall not relieve either Party from obligations that are indicated to survive termination or expiration of this Agreement. Termination is not the sole remedy under this Agreement and, whether or not termination is effected, all other remedies will remain available, except as agreed to or otherwise expressly provided for herein. For the avoidance of doubt, termination of this Agreement shall not affect the obligation of Bioventus or its affiliates from paying royalties owed pursuant to the New US License Agreement.

6.5	Q-Med Sole Suppliers.

(a)

During the period beginning on the Amendment Effective Date and ending on the date [***], any interruption in Q-Med supplying Licensed Products to Bioventus under this Agreement shall not be considered a failure to supply for purposes of determining whether a Major Supply Default has occurred, or otherwise be a breach of this Agreement, to the extent that such interruption is due to problems that are the fault of [***]. For the avoidance of doubt, the above provision in this Section 6.5 shall automatically become null and void without any action by the Parties as soon as a second HA supplier is approved by the FDA.

(b)

During the period beginning on the Initial Regulatory Approval Date, any interruption in Q-Med supplying Licensed Products to Bioventus under this Agreement shall not be considered a failure to supply for purposes of determining whether a Major Supply Default has occurred, or otherwise be a breach of this Agreement, to the extent that such interruption is due to problems that are the fault of [***] of any component or any raw material necessary for the production of the Licensed Products, where FDA approval of a replacement for [***] of such component or raw material is required and (i) Q-Med requested Bioventus to seek FDA approval of [***] at least [***] ([***]) months prior to the interruption; and (ii) Bioventus failed (y) to file for FDA approval of [***] within [***] ([***]) days after receipt of Q-Med’s written notice, or (z) to use Commercially Reasonable Efforts to seek FDA approval of [***] after filing. For the avoidance of doubt, this Section 6.5(b) shall not apply to the initial FDA approval of a [***] as that situation shall be governed by Section 6.5(a).

ARTICLE 7. INSPECTION OF MANUFACTURING FACILITIES

7.1

Inspection Rights. Upon [***] weeks’ prior written notice to Q-Med, Q-Med will permit Bioventus and Affiliates to conduct an inspection and audit of Q-Med’s and/or its Affiliates’ manufacturing facilities and operations to the extent used in the manufacturing, receiving, sampling, analyzing, storing, handling, packaging and shipping of Licensed Product for Bioventus in the Territory, including the receipt, storage and issuance of raw materials, labeling and packaging components and ingredients thereof (including all documentation related thereto) for the purpose of quality control and to assure compliance with GMP, applicable Laws and Rules and the terms of this Agreement. Bioventus may not conduct an audit hereunder or pursuant to the New US License Agreement more frequently than once during any twelve (12) month period; provided, that additional audit(s) may be conducted in the event there is a quality or compliance issue concerning a Licensed Product for Bioventus or its manufacture that Bioventus deems in good faith to be material hereunder. Bioventus may conduct such audit using its own personnel, the personnel of a Bioventus Affiliate, or a Third Party auditor/inspector and shall conduct such audit, or cause such audit to be conducted, during regular business hours and in such a manner so as to minimize interference with Q-Med’s operations. Q-Med will provide Bioventus with access to relevant personnel during the audit and Q-Med will provide a written response to any written audit observations provided by Bioventus within [***] ([***]) days of Q-Med’s receipt thereof. In the event that the facilities used by Q-Med to produce Licensed Product are the subject of an audit or inspection by FDA or a similar Regulatory Authority relating to the manufacture of a Licensed Product for Bioventus, Q-Med shall notify Bioventus, and, if possible under the circumstances, Bioventus or its Affiliates or representatives shall have the right to be present during such audit or inspection. The foregoing notwithstanding, Bioventus’ or its Affiliates’ regulatory affairs staff may with prior written notice to Q-Med make non-audit visits to Q-Med’s facilities for the purpose of assisting in preparation for FDA or other Regulatory Authority visits. Bioventus acknowledges that any non-public and proprietary information provided to Bioventus during the course of such audit (regardless of whether it is marked as confidential) shall be deemed Confidential Information as defined in Section 11 of the New US License Agreement for as long as it does not fall under the exceptions in Section 11.3 of the New US License Agreement.

7.2

Records. Q-Med shall keep complete, accurate and detailed original records pertaining to the Manufacture, including quality control of each lot, of Licensed Product produced and manufactured by Q-Med or its Affiliates hereunder. Records shall be maintained for the longer of (i) any period required under applicable law, and (ii) a period of two (2) years after expiry of the expiration dating of such lot. For validation batches, Q-Med shall keep the documents throughout the commercial life of the relevant Licensed Product. Q-Med shall make available to Bioventus such records (including making copies thereof) without unreasonable delay to the extent reasonably requested and required by Bioventus to comply with its regulatory and other legal requirements.

7.3	Regulatory and Quality Cooperation.

(a)

Q-Med shall promptly, and in any event, within [***] ([***]) Business Days of becoming aware, notify Bioventus of any quality, materials or manufacturing issues that arise that are likely to affect the Commercialization or marketability of the Licensed Product. Without limiting the foregoing and in addition any rights and obligations set forth in the Quality Agreement, Q-Med will notify Bioventus promptly if (i) Q-Med (or its authorized agents) is served with notice of violation of any law, regulation, permit or license which relates to the materials, quality or manufacturing of the Licensed Product; (ii) proceedings are commenced which could lead to revocation of permits of licenses which relate to the materials, quality or manufacturing of the Licensed Product; or (iii) any safety issues or regulatory actions with respect to the safety of the Licensed Products have been initiated by Q-Med or a Regulatory Authority, including but not limited to adverse events, corrective actions, recalls, clinical holds, restrictions on distribution, dosage modification or formulation changes for safety reasons. In addition, Q-Med will timely share any findings with Bioventus resulting from any audits or investigations conducted by or on behalf of Q-Med, its Affiliates or Regulatory Authorities that are likely to affect the Commercialization or marketability of the Licensed Product, or that otherwise affect the safety and quality of the Licensed Product. In addition to the foregoing, the Parties shall comply with the notification requirements relating to the Licensed Product as set forth in the Quality Agreement.

(b)

Bioventus shall promptly, and in any event within [***] ([***]) Business Days, notify Q-Med of any instance where Bioventus has actual knowledge that Licensed Product (i) was not handled, stored, used and otherwise managed in accordance with the Labeling (including uses indicated in the Labeling approved by the applicable Regulatory Authority) or clinical protocols, as applicable; (ii) was used after expiration of the Licensed Product’s labeled shelf life; or (iii) has been modified or combined in any way with any other products in a manner not permitted or recommended by the Labeling for such Licensed Product.

ARTICLE 8. CONFIDENTIALITY

The terms and provisions of Article 11 of the New US License Agreement are incorporated herein by reference and each Party agrees to be bound by such terms and provisions as if expressly stated herein. All non-public and proprietary data and information disclosed pursuant to this Agreement, including all batch records, Certificates of Analysis, information disclosed pursuant to Section 7.3 hereof, and other information relating to the manufacture of the Licensed Product (regardless of whether it is marked as confidential), shall be deemed “Confidential Information” as defined in Section 11 of the New US License Agreement and subject to the confidentiality provisions thereof for as long as it does not fall under the exceptions in Section 11.3 of the New US License Agreement. In no event shall Bioventus have the right to use or disclose any Q-Med Manufacturing Technology except to the extent expressly permitted under Section 11.1 of the New US License Agreement or as permitted in the event of a Major Supply Default.

ARTICLE 9. MISCELLANEOUS

9.1

Limitation of Liability. IN NO EVENT SHALL EITHER PARTY OR THEIR AFFILIATES BE LIABLE FOR SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON CONTRACT, NEGLIGENCE, STRICT LIABILITY, TORT OR ANY OTHER LEGAL THEORY, and excluding any claims of Third Parties for such damages that are subject to an indemnification obligation under Section 4.6; provided, nothing in this Section 9.1 is intended to limit Bioventus’ payment obligations under Article 3. Notwithstanding anything to contrary herein or in the New US License Agreement, neither Party shall have any liability under this Agreement for an indemnification claim or other matter to the extent that such claim or other matter was satisfied under the New US License Agreement.

9.2

Force Majeure. Without limiting Q-Med’s obligations under Section 2.2(b), Section 2.5 and Section 6.2 hereof, Q-Med shall not be liable for loss, damage, detention, or delay, nor be deemed to be in default, from causes beyond its reasonable control or from epidemics, floods, typhoons, or any other weather condition that shall be unusually severe, earthquakes, explosions, fires, wars (declared or not), war-like situations, blockades, embargoes, revolutions, riots, insurrections, any extended interruption of public transportation, civil commotion, strikes, lockouts, acts of God or nature, changes in law or governmental regulations, or expropriation or other similar governmental action, inability to obtain necessary materials or manufacturing facilities from usual sources or from defects or delays in the performance of its suppliers or subcontractors due to any of the foregoing enumerated causes (each a “Force Majeure”). In the event of delay due to any such cause, the date of delivery shall be adjusted as may be reasonably necessary, but in no event more than [***] ([***]) days. In addition and without limiting the other rights, remedies and obligations set forth this Agreement, Bioventus may cancel any order, in whole or in part, which cannot be completed due to any of the foregoing causes within [***] ([***]) days after the delivery date specified in the order.

9.3

Choice of Law. This Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the State of New York, without regard to conflict of laws principles, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent was granted.

9.4

Arbitration. Any dispute arising out of or in connection with, or relating to, this Agreement, or the breach, termination, or invalidity hereof, including claims of fraud in the inducement, shall be resolved as follows. In the event of a dispute between the Parties, either Party may initiate the dispute resolution procedures of this Section 9.4 by providing written notice (the “Notice of Claim”) to the other Party identifying the dispute and stating the desire to resolve the dispute. After receiving the Notice of Claim, respondent will respond in writing within [***] ([***]) calendar days by stating its position and setting forth a proposed resolution of the dispute. If claimant and respondent are not able to resolve the dispute within [***] ([***]) calendar days after the date of such response, the matter in dispute shall be settled by arbitration administered by the American Arbitration Association (the “AAA”) under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The Parties hereby irrevocably and unconditionally submit to the jurisdiction of the AAA for the purposes of such proceeding, and any counterclaims that relate in any respect to this Agreement thereafter asserted by a Party to such proceedings. The arbitral tribunal shall be comprised of three arbitrators with relevant expertise in the subject matter of the dispute. The arbitrators shall have the full authority, consistent with New York law, to consider granting non-monetary relief, including, but not limited to, rescission, termination, declaratory judgment, or any form of equitable relief recognized under New York law. A Party may pursue both non-monetary and monetary relief without regard to election of remedies, but may not be granted inconsistent or duplicative remedies. The place of arbitration shall be [***]. The language to be used in the arbitral proceedings shall be English. The Parties agree that the losing Party shall bear the cost of the arbitration filing and hearing fees, the cost of the arbitrators and the AAA administrative expenses and the attorney’s fees and reasonable associated costs and expenses of each Party. The Parties agree to reasonable document discovery provided the requesting Party makes a showing of relevance and need to the tribunal.

9.5

Assignment. Neither this Agreement nor any of the rights and obligations arising hereunder may be assigned or transferred by either Party without the prior written consent of the other. Such consent will not be unreasonably withheld or delayed. Notwithstanding the foregoing, (a) either Party may assign this Agreement without the consent of the other Party to any Affiliate of such Party; provided, that such Affiliate assumes such assignment in writing to the other Party and the assigning Party shall remain joint and severally liable with such Affiliate for all of its obligations under this Agreement; and (b) Bioventus may assign or transfer this Agreement without the consent of Q-Med to any entity that acquires substantially all of the assets of the business to which this Agreement relates, or in the event of a change of control of Bioventus.

9.6

Insolvency. To the extent permitted under applicable law: (a) the validity of this Agreement shall not be affected by any proceeding under a law relating to insolvency or adjustment of debt; (b) this Agreement shall not be subject to termination on the basis that any Party becomes a party to any insolvency proceeding or one that contemplates the adjustment of debt; and (c) if Q-Med becomes a debtor in a proceeding under a law relating to insolvency or adjustment of debt, Bioventus may retain its rights with respect to the Q-Med IP under this Agreement for the duration of the Term and may offset against any royalty or other payment obligations the amount of any damages caused by nonperformance of any of Q-Med’s obligations under this Agreement

9.7

Notices. Any notice to be given by one Party to the other shall be in writing and shall be deemed given when delivered personally, mailed by certified or registered mail, postage prepaid or sent by reputable international courier (such mailed notice to be effective on the date which is [***] business days after the date of mailing), or sent by facsimile (such facsimile notice to be effective upon receipt of confirmation (a) on the date so confirmed if prior to 5 p.m. local time on a local Business Day, or (b) if not so confirmed prior to 5 p.m. local time on a local Business Day, the following Business Day), and addressed as follows (or to such other address as a Party may designate as to itself by written notice to the other Party):

If to Q-Med:

Q-Med AB

Seminariegatan 21

752 28 Uppsala, Sweden

Attention:

Telephone No.:

Facsimile No.:

If to Guarantor:

Nestlé Skin Health S.A.

Avenue Gratta-Paille 2

Lausanne, Vaud

Switzerland

Attention:

Telephone:

Facsimile:

If to Bioventus:

Bioventus LLC

4721 Emperor Blvd. Suite 100

Durham, NC 27703

Attn.

With a copy to

Bioventus LLC

4721 Emperor Blvd. Suite 100

Durham, NC 27703

Attn.

9.8

Amendment. This Agreement may be modified or amended only by written agreement of the Parties hereto signed by authorized representatives of the Parties hereto and specifically referencing this Agreement.

9.9	Entire Agreement.

(a)

This Agreement, together with the New US License Agreement, the Quality Agreement and the New Nasha Amended License Agreement, each of their appendices, exhibits, schedules and certificates, and all documents and certificates delivered or contemplated in connection herewith and therewith constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements or understandings of the Parties relating thereto.

(b)	Upon the Amendment Effective Date, the Current US Supply Agreement shall be terminated and replaced in its entirety with this Agreement.

9.10

Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by, invalid or unenforceable under applicable law, such provision will be ineffective only to the extent of such prohibition, invalidity or enforceability, without invalidating the remainder of this Agreement and the Parties shall in good faith seek to agree on an alternative provision reflecting the intent of the Parties that is enforceable.

9.11

Expenses. Except as set forth in this Agreement, Q-Med and Bioventus will each bear their own expenses and the expenses of their respective Affiliates incurred in connection with the negotiation and preparation of this Agreement.

9.12

Further Actions. Q-Med and Bioventus each hereby agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or proper and execute and deliver such documents and other papers as may be required to make effective the transactions contemplated by this Agreement.

9.13

Waiver. Any term or provision of this Agreement may be waived at any time by the Party entitled to the benefit thereof only by a written instrument executed by such Party. No delay on the part of Q-Med or Bioventus in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any waiver on the part of either Q-Med or Bioventus of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor will any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

9.14

Relationship of the Parties. The Parties shall each be an independent contractor in the performance of their respective obligations hereunder, and, the provisions hereof are not intended to create any partnership, joint venture, agency or employment relationship between the Parties. Each Party shall be responsible for and shall comply with all state, local, federal and foreign laws pertaining to employment taxes, income withholding and other employment related statutes applicable to that Party. Except as is expressly set forth herein, neither Party will have any right by virtue of this Agreement to bind the other Party in any manner whatsoever.

9.15	No Third Party Rights. No provision of this Agreement will be deemed or construed in any way to result in the creation of any rights or obligations in any Person not a Party to this Agreement.

9.16	Construction. This Agreement will be deemed to have been drafted by both Q-Med and Bioventus and will not be construed against either Party as the draftsperson hereof.

9.17

Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the Parties shall be entitled to specific performance of the terms of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

9.18	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

9.19	Headings. The heading references herein are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

9.20	Appendices, Exhibits, Schedules and Certificates. Each appendix, exhibit, schedule and certificate attached hereto is incorporated herein by reference and made a part of this Agreement.

[Signatures Follow]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the day and year first above written.

Q- MED AB

By:	/s/ Christian Matton
Name: Christian Matton
Title: Chairman of the Board

NESTLÉ SKIN HEALTH S.A. in its capacity as Guarantor

By:	/s/ Stuart Raetzman
Name: Stuart Raetzman
Title: Member of the Board

BIOVENTUS LLC

By:	/s/ Anthony P. Bihl III
Name: Anthony P. Bihl III
Title: CEO

SCHEDULE A

QUALITY AGREEMENT

SCHEDULE B

SPECIFICATIONS

1.	Licensed Product specification

Durolane®, Art. No: TBD

[***]